UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 11, 2011

CPI INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
  (State or Other Jurisdiction of Incorporation)

000-51928	75-3142681
(Commission File Number)	(IRS Employer Identification No.)

811 Hansen Way, Palo Alto, California	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 846-2900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 11, 2011, CPI International, Inc. (the “Company”), a Delaware corporation, completed its merger with Catalyst Acquisition, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of CPI International Acquisition, Inc. (f/k/a Catalyst Holdings, Inc.) (“Parent”), a Delaware corporation, whereby Merger Sub merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.  The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of November 24, 2010, among the Company, Parent and Merger Sub (the “Merger Agreement”).  The consummation of the Merger and certain related events were disclosed in the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2011.  The following events also took place in connection with the consummation of the Merger:

Item 1.02 Termination of a Material Definitive Agreement.

On February 11, 2011 and in connection with the Merger and the transactions contemplated by the Merger Agreement, Communications & Power Industries, Inc., a Delaware corporation (“CPI”), and wholly owned subsidiary of the Company, terminated the Amended and Restated Credit Agreement, dated as of August 1, 2007 (the “Credit Agreement”), among CPI, the Company, the other guarantors party thereto, the lenders party thereto, UBS Loan Finance LLC and UBS AG, Stamford Branch.  The material terms and conditions of the Credit Agreement are described in the Company’s Current Report on Form 8-K, as filed with the SEC on August 6, 2007, and are incorporated herein by reference.  No material early termination penalties were incurred in connection with the termination of the Credit Agreement.

Item 8.01 Other Events.

The previously announced cash tender offer and consent solicitation (the “Offer”) by CPI for all of its outstanding $117 million aggregate principal amount of 8% Senior Subordinated Notes due 2012 (the “8% Notes”), and by the Company for all of its outstanding $12 million aggregate principal amount of Floating Rate Senior Notes due 2015 (the “Floating Rate Notes” and, together with the 8% Notes, the “Notes”), expired at 12:00 midnight, New York City time, on February 10, 2011 (the “Expiration Time”).  As of the Expiration Time, $71,622,000 aggregate principal amount of 8% Notes and $12,000,000 aggregate principal amount of Floating Rate Notes were validly tendered and not withdrawn.  On February 11, 2011, CPI and the Company each delivered to The Bank of New York Mellon Trust Company, N.A., the tender agent and paying agent for the Offer, notice of their acceptance for purchase of all Notes validly tendered and not withdrawn pursuant to the Offer.

The amount accepted for purchase of each series of Notes represented at least a majority in principal amount of the outstanding Notes of the applicable series.  Accordingly, the previously disclosed supplemental indentures that were entered into by CPI and the Company on February 2, 2011, as described in the Company’s Current Report on Form 8-K, as filed with the SEC on February 4, 2011, which amended the indentures relating the 8% Notes and Floating Rate Notes, respectively, have become operative according to their terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI INTERNATIONAL, INC.

Date:	February 11, 2011	By:	/s/ Joel A. Littman
			Name:	Joel A. Littman
			Title:	Chief Financial Officer